                                                                       EXHIBIT 2

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION
                                BETWEEN AND AMONG
                             BURRARD CAPITAL, INC.,
                              A NEVADA CORPORATION;
                       ESSENTIALLY YOURS INDUSTRIES, INC.,
                            A NEVADA CORPORATION; AND
                                  JAY SARGEANT

This Merger Agreement and Plan of Reorganization is made and entered in duplicate effective the 30th day of June, 2002, by and among Essentially Yours Industries, Inc., a Nevada corporation ("EYI"); Burrard Capital, Inc., a Nevada corporation ("Company"); and Jay Sergeant, and provides for EYI to merge with and into the Company, for the Company to be the surviving corporation, and for Jay Sargeant, the sole stockholder of EYI, by such merger, to become a stockholder of the Company.

                                    RECITALS

      A. The Company and EYI desire to combine their respective businesses, on the terms and subject to the conditions specified in this Agreement.

      B. The Company believes that it is desirable and in the best interests of the Company and its shareholders that its business be combined with that of EYI, on the terms and subject to the conditions specified in this Agreement.

      C. EYI believes that it is desirable and in the best interests of EYI and its shareholders that its business be combined with that of the Company, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:



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                                    ARTICLE I
                                   DEFINITIONS

As used in this Agreement, in addition to terms defined elsewhere in this Agreement, the terms specified below in this Article I shall have the definitions and meanings specified immediately after those terms, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions and meanings specified below suggest, indicate, or express agreements between or among parties to this Agreement, or specify representations or warranties or covenants of a party, the parties agree to the same, by execution of this Agreement. The parties to this Agreement agree that the agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall, for all purposes of this Agreement, be treated in the same manner as other such agreements, representations, warranties, and covenants specified elsewhere in this Agreement, and the article or section of this Agreement within which such an agreement, representation, warranty, or covenant is specified shall have no separate meaning or effect on the same.

1.1 "ACCUMULATED FUNDING DEFICIENCY". An "accumulated funding deficiency" as defined by the provisions of Section 302(a)(2) of ERISA or Section 412(a)(2) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, the Code or other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

1.2 "AFFILIATE". When used with respect to a person, an "Affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

1.3 "AGREEMENT". This Merger Agreement and Plan of Reorganization, including any schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits, and other documents.

1.4 "AUDITED FINANCIAL STATEMENTS". The balance sheet, income statement, statement of stockholders' equity, and statement of cash flows or, in each instance, equivalent statements of the Company or EYI, as the case may be, as commonly



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provided to shareholders, as at June 30, 2002, and for the immediate preceding fiscal year, as appropriate, as reported on by the Auditors.

1.5 "AUDITORS". Independent certified public accountants currently being retained by the Company or by EYI, as the case may be, for the purpose of auditing the financial statements of the Company or EYI, as the case may be.

1.6 "BUSINESS DAY". Any day that is not a Saturday, Sunday, or a day on which banks in Carson City, Nevada are authorized to close.

1.7 "CLOSING". The completion of the Transaction, to occur as contemplated by the provisions of Article II of this Agreement.

1.8 "CLOSING DATE". The date on which the Closing effectively occurs, which shall be June 30, 2002, unless otherwise agreed by the parties to this Agreement, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing specified by the provisions of Article VII of this Agreement.

1.9 "CLOSING TIME". The time at which the Closing effectively occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

1.10 "CODE". The Internal Revenue Code of 1986, as amended and in effect at the time of execution of this Agreement.

1.11 "COMPANY". Burrard Capital, Inc., a Nevada corporation.

1.12 "COMPANY BALANCE SHEET". The most recent balance sheet included in the Audited Financial Statements of the Company.

1.13 "COMPANY DISCLOSURE DOCUMENT". The document delivered by the Company to EYI specifying certain disclosures regarding the Company.

1.14 "COMPANY FACILITIES". All warehouses, stores, plants, production facilities, manufacturing facilities, processing facilities, fixtures, and improvements owned or leased by the Company or otherwise used by the Company in connection with the operation of its business or leased or subleased by the Company to others persons.

1.15 "COMPLETE WITHDRAWAL". A "complete withdrawal" from a Multiemployer Plan as defined by the provisions of Section 4203 of ERISA or successor



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provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

1.16 "CONSIDERATION". Twelve million (12,000,000) shares of the Company's $.001 par value common stock.

1.17 "CONTROL". Generally, the power to direct the management or affairs of an person.

1.18 "ERISA". The Employee Retirement Income Security Act of 1974, as amended and in effect at the time of execution of this Agreement.

1.19 "EYI FACILITIES". All warehouses, stores, plants, production facilities, manufacturing facilities, processing facilities, fixtures, and improvements owned or leased by EYI or otherwise used by EYI in connection with the operation of its business or leased or subleased by EYI to other persons.

1.20 "EYI". Essentially Yours Industries, Inc., a Nevada corporation.

1.21 "EYI BALANCE SHEET". The most recent balance sheet included in the Audited Financial Statements of EYI.

1.22 "EYI DISCLOSURE DOCUMENT". The document delivered by EYI to the Company specifying certain disclosures regarding EYI.

1.23 "EXCHANGE ACT". The Securities Exchange Act of 1934, as amended to the date as which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statue adopted in place or lieu thereof.

1.24 "GAAP". Generally Accepted Accounting Principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references in this Agreement to financial statements prepared in accordance with GAAP shall be defined and mean



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in accordance with GAAP consistently applied during the periods to which reference is made.

1.25 "HSR". The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

1.26 "INVENTORIES". The stock of raw materials, work-in-process and finished goods, including, but not limited to, finished goods purchased for resale, held for manufacturing, assembly, processing, repairing, finishing, sale, or resale to other persons, from time to time in the ordinary course of the business in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, repairing, or similar processes.

1.27 "IRS". The Internal Revenue Service.

1.28 "LIABILITIES". At any point in time ("Determination Time"), the obligations of a person, whether known or unknown, contingent or absolute, recorded on such person's books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (i) result from previously existing agreements for services, benefits, or other considerations, and (ii) accrue or become payable with respect to services, benefits, or other considerations received by the person after the Determination Time.

1.29 "MERGER". The merger of EYI with and into the Company, as provided in this Agreement.

1.30 "MULTIEMPLOYER PLAN". A "multiemployer plan," as defined by the provisions of Section 3(37) of ERISA or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, the Code or other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.



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1.31 "PARTIAL WITHDRAWAL". A "partial withdrawal" from a Multiemployer Plan, as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

1.32 "PAYABLES". Liabilities of the Company or EYI, as the case may be, resulting from the borrowing of money or the incurring of obligations for merchandise or goods purchased.

1.33 "PLAN TERMINATION". A termination of a Pension Plan, whether partial or complete, within the meaning of Title IV of ERISA.

1.34 "PBGC". The Pension Benefit Guaranty Corporation.

1.35 "PENSION PLAN". A "pension plan" or "employee pension benefit plan," as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

1.36 "PROHIBITED TRANSACTION". A "prohibited transaction," as defined in Section 406 of ERISA or Section 4975(c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

1.37 "PROPRIETARY RIGHTS". Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed,



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created or owned by the person claiming ownership, proprietary or similar, or used by such person in connection with its business, whether or not the same are entitled to legal protection.

1.38 "RECEIVABLES". Accounts receivable, notes receivable, and other obligations appearing as assets on the books of the Company or EYI, respectively, and customarily presented as assets in balance sheets prepared in accordance with GAAP.

1.39 "REPORTABLE EVENT". A "reportable event," as defined in Section 4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

1.40 "SEC".  The Securities and Exchange Commission.

1.41 "SECURITIES ACT". The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

1.42 "TRANSACTION". The Merger and the related transactions contemplated by this Agreement.

1.43 "WELFARE PLAN". A "welfare plan" or an "employee welfare benefit plan" defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.




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                                   ARTICLE II
                                 THE TRANSACTION

2.1 THE TRANSACTION. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations specified in this Agreement, EYI will merge with and into the Company, by the filing with the Secretary of the State of Nevada a Certificate of Merger, and such other documents as may be required by applicable law to effectuate the Merger, (i) each share of common stock of EYI outstanding prior to the Transaction will, by occurrence of the Merger and with no further action on the part of the holder thereof, be transformed and converted into the right to receive, upon surrender of the certificate for such share of common stock of EYI, that shareholder's pro rata share of the Consideration, without interest or any similar payment thereon or with respect thereto; (ii) as soon as possible after the consummation of the Merger, Jay Sargeant shall be appointed as President and a director of the Company, Barry LaRose shall be appointed as a director and the Secretary of the Company, Dori O'Neill shall be appointed as a director of the Company, and Michel Grise shall be appointed as a director of the Company, and after their appointment as such, the sole director of the Company prior to the consummation of the Merger shall resign as such; (iii) the Company, as the surviving entity of the Merger; shall be the owner of all of the business, assets, rights and other attributes theretofore held by EYI; and (v) the name of the Company shall thereafter be changed to Essentially Yours Industries, Inc. as soon as practicable after the Closing.

2.2 DELIVERY OF CONSIDERATION. Pursuant to the Transaction, each holder of shares of common stock of EYI immediately prior to the Merger shall be entitled to receive, from and after the effectiveness of the Merger, in respect of each share of common stock of EYI issued and outstanding immediately prior to the Transaction owned by such holder (and upon surrender of the certificate(s) therefore, duly endorsed and in all respects in proper form for transfer), such shareholder's pro rata share of the Consideration.

2.3 CLOSING. The Closing of the Transaction shall be presumed for all purposes to occur on June 30, 2002 at the offices of EYI at 4:00 P.M., Pacific Time, or at such other place and time as EYI and the Company may agree upon, on the Closing Date.

2.4 PARTIES TO THE AGREEMENT AND TRANSACTION. To the extent that any provision of this Agreement contemplates the agreement by the Company, such provision shall mean the Company as it exists prior to the consummation of the Merger. If, after such consummation, such a provision requires amendment, modification, interpretation, etc., the same may be accomplished by (and only by) a majority in interest of the Company's shareholders at the execution date of this Agreement and those EYI shareholders receiving the Consideration as a result of the Transaction, and not by the Company.



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                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF EYI

EYI hereby represents and warrants to the Company the following:

3.1 ORGANIZATION AND QUALIFICATION. EYI is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct business as that business is now being conducted. EYI is, or will prior to the Closing be, duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by EYI, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

3.2 CAPITALIZATION. The authorized capital stock of EYI consists of twenty-five thousand (25,000) shares of common stock, $1.00 par value. There is no other capital stock authorized for issuance. As of the date of this Agreement, one (1) share of EYI's common stock were validly issued and outstanding, fully paid, and nonassessable. As of the date of this Agreement, EYI had not issued any preferred stock; no shares of its common stock were held in EYI's treasury, and no shares were reserved for issuance, nor were there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire common stock or preferred stock of EYI, except as fully and completely described on the EYI Disclosure Document. Since the date of the EYI Balance Sheet, no shares of EYI's capital stock, or options, warrants, or other rights, agreements or commitments (contingent or otherwise) obligating EYI to issue shares of capital stock, have been executed or issued.

3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. EYI has the requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of EYI and no other corporate proceedings on the part of EYI are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction. This Agreement has been duly and validly executed and delivered by EYI and constitutes a valid and binding obligation of EYI, enforceable in accordance with its terms.

3.4 ABSENCE OF BREACH; NO CONSENTS. Except as specified in the EYI Disclosure Document, the execution, delivery and the performance by EYI of its obligations created by this Agreement, do not (i) conflict with or result in a breach of any of



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the provisions of the Articles of Incorporation or Bylaws of EYI; (ii)
contravene any law, ordinance, rule, or regulation of any state or political subdivision of either or of the United States (except for the HSR Act and compliance with regulatory or licensing laws all of which, to the extent applicable to EYI (and to the extent within the control of EYI), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligated, EYI or any of its material properties, except in any such case where such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of EYI, and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which EYI is a party or by which it may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of EYI.

3.5 FINANCIAL STATEMENTS. EYI has heretofore delivered to the Company the following:

1. Audited Financial Statements of EYI; and
2. The EYI Disclosure Document.

All of the historical financial statements contained in such documents were prepared from the books and records of EYI. The Audited Financial Statements of EYI were prepared in accordance with GAAP, and fairly and accurately present the financial situation and condition of the EYI as at the dates and for the periods indicated. Without limited the foregoing, at the date of the EYI Balance Sheet, the EYI owned each of the assets included in preparation of the EYI Balance Sheet, and the valuation of such assets in the EYI Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and EYI had no Liabilities, other than those specified in the EYI Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the EYI Balance Sheet. From the date of this Agreement through the Closing Date EYI will continue to prepare financial statements on the same basis that it has done so in the past, will promptly deliver the same to EYI, and the foregoing representations will be applicable to each financial statement so prepared and delivered.



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3.6 NO UNDISCLOSED LIABILITIES. EYI has no Liabilities which are not adequately presented or reserved against on the face of the EYI Balance Sheet, except Liabilities incurred since the date of the EYI Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of EYI's Facilities or locations for which EYI is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such EYI's Facilities or locations.

3.7 NO MATERIAL ADVERSE CHANGE, ETC. Since the date of the EYI Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of EYI; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of EYI; (iii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving EYI, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase, or other acquisition for value of its capital stock by EYI, or any issuance of capital stock of EYI or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of EYI;
(v) any transfer of or right granted pursuant to any material lease, license, agreement, patent, trademark, trade name, or copyright of EYI; (vi) any sale or other disposition of any asset of EYI, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of EYI, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vii) any default or breach by EYI in any material respect pursuant to any contract, license or permit. Since the date of the EYI Balance Sheet, EYI has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation amounts, (ii) the manner in which other employees of EYI are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (d) inventory amounts in relation to sales amounts, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of EYI.

3.8 TAXES. EYI has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by EYI and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other




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

taxes properly due for the periods contemplated by such returns, reports, and declarations.

3.9 LITIGATION. No investigation or review by any governmental entity with respect to EYI is pending or threatened (other than inspections and reviews customarily made of businesses such as those similar to that EYI), nor has any governmental entity indicated to EYI an intention to conduct any such investigation or review. There is no action, litigation or proceeding pending or threatened against or affecting EYI at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

3.10 EMPLOYEES, ETC. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by EYI for the benefit of directors, officers or employees of, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between EYI, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof) of on the other hand. EYI is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

3.11 COMPLIANCE WITH LAWS. EYI is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of EYI, and EYI has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.

3.12 OWNERSHIP OF PERSONAL PROPERTY. EYI has good, marketable, and insurable title, or valid, effective, and continuing leasehold rights in the case of leased property, to all personal property owned or leased by EYI or used by it in the conduct of its business in such a manner as to create the appearance or reasonable expectation that such property is owned or leased by EYI, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singularly and in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof. EYI does not know of any potential action by any person and no proceedings with respect thereto have been instituted of which EYI has notice that would materially affect the EYI's ability to use and to utilize such personal property in its business.



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

EYI has received no notices from any mortgagee regarding any properties leased by EYI.

3.13 PROPRIETARY RIGHTS. EYI possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of its Proprietary Rights; EYI has not received any notice of conflict which asserts the rights of any other person with respect thereto; and EYI has in all material respects performed all of the obligations required to be performed by it and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

3.14 SUBSIDIARIES, ETC. EYI owns directly and beneficially one hundred percent (100%) of Halo Distribution LLC, a Kentucky limited liability company, and EYI owns all of the issued and outstanding capital stock of 642706 BC Ltd., a British Columbia corporation.

3.15 TRADE NAMES. The EYI Disclosure Document specifies each trade name, fictitious business name, or other similar name pursuant to which EYI has conducted any part of EYI's business or in which EYI has utilized any of EYI's assets during the ten (10) years preceding the date of this Agreement.

3.16 EMPLOYEE BENEFIT PLANS. EYI has no Pension Plan, Welfare Plan or Multiemployer Plan.

3.17 FACILITIES. EYI's Facilities are (as to physical plant and structure) structurally sound and none of EYI's Facilities, nor any of the vehicles or other equipment used by EYI in connection with its business, has any material defects, and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized; none of EYI's Facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. EYI is not in breach, violation or default of any lease affecting EYI s assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and EYI has not received notice of any claim or assertion that EYI is or may be in any such breach, violation or default.

3.18 ACCOUNTS RECEIVABLE. All accounts receivable of EYI, whether or not specified in the EYI Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the EYI Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

3.19 INVENTORIES. All Inventories of EYI, whether or not specified in the EYI Balance Sheet, are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are presented on the books and records of the EYI, and are valued on the EYI Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.

3.20 CONTRACTS. The EYI Disclosure Document specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which EYI is a party. The EYI Disclosure Document also specifies a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, the EYI Disclosure Document specifies a description of all leases of properties by EYI, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the date each such document was executed and its effective period. EYI is not a party to any executory contract to sell or transfer any part of any leasehold interest of EYI. True and accurate copies of all leases, and of all amendments, supplements, extensions, modifications thereof, have heretofore been delivered to the Company by EYI.

3.21 ACCOUNTS PAYABLE. The accounts payable specified on the EYI Balance Sheet do, and those specified on the books and records of EYI at the time of the Closing will, specify all amounts owed by EYI in respect of trade accounts due and other Payables, and the actual Liabilities of EYI in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the books and records of EYI, as the case may be.

3.22 LABOR MATTERS. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of EYI, threatened, among EYI and any of its employees.

3.23 INSURANCE. EYI has insurance policies in full and complete force and effect insuring the assets of EYI and such insurance policies provide for coverages which are usual and customary in the business of EYI as to amount and scope, and are adequate to protect the assets of EYI against any reasonably foreseeable risk of loss. EYI has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the assets of EYI.

3.24 ENVIRONMENTAL MATTERS RE: TITLE TO AND UTILIZATION OF REAL PROPERTIES. Except as disclosed in the EYI Disclosure Document, EYI owns fee, simple, insured title to all real property owned by EYI and has the unfettered right to use the same, and EYI is not aware of any claim, notice or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge. Each parcel of real property owned or leased by EYI is free of any and all hazardous wastes, toxic substances or other types of contamination or matters of environmental concern in connection with any such real property. EYI is not subject to any Liability resulting from or related to any such wastes, substances, contaminants or matters of environmental concern, and EYI has delivered a copy of the report of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern, and EYI is not subject to any Liability resulting from or related to any such wastes, substances, contaminants, or matters of environmental concern in connection with any such real property. EYI is not subject to any Liability resulting from or related to any other wastes, substances, contaminants or matters of environmental concern.

3.25 FULL DISCLOSURE. The documents, certificates, and other writings furnished or to be furnished by or on behalf of EYI to the Company pursuant to this Agreement, including, but not limited to, the EYI Disclosure Document, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.

3.26 EVALUATION OF RISKS. EYI has such knowledge and experience in business and financial matters that EYI is capable of evaluating the Company and the proposed activities thereof, the risks and merits of the Transaction and of making an informed decision relating thereto; and EYI is not utilizing any other person regarding the evaluation of those risks and merits.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

The Company represents and warrants to EYI as follows:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct business as that business is now being conducted. The Company is, or will prior to the Closing be, duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by the Company, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

4.2 CAPITALIZATION. The authorized capital stock of the Company consists of seventy million (70,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value. There is no other capital stock authorized for issuance. As of the date of this Agreement, three million (3,000,000) shares of the Company's common stock were validly issued and outstanding, fully paid, and nonassessable. As of the date of this Agreement, the Company had not issued any preferred stock; no shares of its common stock were held in the Company treasury, and no shares were reserved for issuance, nor were there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire common stock of the Company, except as fully and completely described on the Company Disclosure Document. Since the date of the Company Balance Sheet, no shares of the Company's capital stock, or options, warrants, or other rights, agreements or commitments (contingent or otherwise) obligating the Company to issue shares of capital stock, have been executed or issued.

4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Company and no other corporate proceedings on the part of the Company are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

4.4 ABSENCE OF BREACH; NO CONSENTS. The execution, delivery, and the performance by the Company of its obligations created by this Agreement, do not (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Company; (ii) contravene any law, ordinance, rule, or regulation of any State or political subdivision of either or of the United States (except for the HSR Act and compliance with regulatory or licensing laws all of which, to the extent applicable to the Company (and to the extent within the control of the Company), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates, the Company or any of its material properties, except in any such case where such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company, and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Company is a party or by which the Company may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of the Company.

4.5 FINANCIAL STATEMENTS. The Company has heretofore delivered to EYI the following:

1. Audited Financial Statements of the Company; and
2. The Company Disclosure Document.

All of the historical financial statements contained in such documents were prepared from the books and records of the Company. The Audited Financial Statements of the Company were prepared in accordance with GAAP, and fairly and accurately present the financial situation and condition of the Company as at the dates and for the periods indicated. Without limited the foregoing, at the date of the Company Balance Sheet, the Company owned each of the assets included in preparation of the Company Balance Sheet, and the valuation of such assets in the Company Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and the Company had no Liabilities, other than those specified in the Company Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Company Balance Sheet. From the date of this Agreement through the Closing Date the Company will continue to prepare financial statements on the same basis that it has done so in the past, will promptly deliver the same to EYI, and the foregoing representations will be applicable to each financial statement so prepared and delivered.

4.6 NO UNDISCLOSED LIABILITIES. The Company has no Liabilities which are not adequately presented or reserved against on the Company Balance Sheet, except

Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of the Company's Facilities or locations for which the Company is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of the Company's Facilities or locations.

4.7 NO MATERIAL ADVERSE CHANGE, ETC. Since the date of the Company Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Company; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company; (iii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving the Company, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase, or other acquisition for value of its capital stock by the Company, or any issuance of capital stock of the Company or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of the Company; (v) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name, or copyright of the Company; (vi) any sale or other disposition of any asset of the Company, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of the Company, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vii) any default or breach by the Company in any material respect pursuant to any contract, license or permit. Since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in
(i) executive compensation amounts, (ii) the manner in which other employees of the Company are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (d) inventory amounts in relation to sales amounts, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Company.

4.8 TAXES. The Company has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law or be filed by it, and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in the Company Balance Sheet.

4.9 LITIGATION. No material investigation or review by any governmental entity with respect to the Company is pending or, to the best of the knowledge of the Company, threatened (other than inspections and reviews customarily made of businesses such as that of the Company), nor has any governmental entity indicated to the Company an intention to conduct the same. There is no action, litigation or proceeding pending or, to the best of the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

4.10 EMPLOYEES, ETC. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trust, funds, or arrangements maintained by the Company for the benefit of its directors, officers, or employees, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Company, on the one hand, and any current or former directors, officers, or other employees (or Affiliates thereof) of the Company, on the other hand. The Company is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

4.11 COMPLIANCE WITH LAWS. The Company is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the use of premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of the business of the Company and has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.

4.12 OWNERSHIP OF PERSONAL PROPERTY. The Company has good, marketable, and insurable title, or valid, effective, and continuing leasehold rights in the case of leased property, to all personal property owned or leased by the Company or used by it in the conduct of its business in such a manner as to create the appearance or reasonable expectation that such property is owned or leased by it, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singularly and in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof. The Company does not know of any potential action by any person and no proceedings with respect thereto have been instituted of which the Company has notice that would materially affect the Company's ability to use and to utilize such personal property in its business. The Company has received no notices from any mortgagee regarding any properties leased by the Company.

4.13 PROPRIETARY RIGHTS. The Company possesses full ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights owned by or registered in the name of the Company or used in the business of the Company; the Company has not received any notice of conflict which asserts the rights of other persons with respect thereto; and the Company has in all material respects performed all of the obligations required to be performed by it and is not in default in any material respect, pursuant to any agreement relating to any Proprietary Right.

4.14 SUBSIDIARIES, ETC. The Company has no subsidiaries.

4.15 TRADE NAMES. The Company Disclosure Document identifies each trade name, fictitious business name, or other similar name pursuant to which the Company has conducted any part of the Company's business or in which the Company has utilized any of the Company's assets during the ten (10) years preceding the date of this Agreement.

4.16 EMPLOYEE BENEFIT PLANS. The Company has no Pension Plan, Welfare Plan, or Multiemployer Plan.

4.17 FACILITIES. The Company Facilities are (as to physical plant and structure) structurally sound and none of the Company Facilities, nor any of the vehicles or other equipment used by the Company in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized; none of the Company Facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Company is not in breach, violation, or default of any lease with respect to or as a result of which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Company has not received notice of any claim or assertion that it is or may be in any such breach, violation, or default.

4.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Company, whether or not specified in the Company Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Company Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

4.19 INVENTORIES. All Inventories of the Company, whether or not specified in the Company Balance Sheet, are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Company, and are valued on the Company Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.

4.20 CONTRACTS. The Company Disclosure Document specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which the Company is a party. The Company Disclosure Document also specifies a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, the Company Disclosure Document specifies a description of all leases of properties by the Company, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the date each such document was executed and its effective period. The Company is not a party to any executory contract to sell or transfer any part of any leasehold interest of the Company. True and accurate copies of all leases, and of all amendments, supplements, extensions, modifications thereof, have heretofore been delivered to EYI by the Company.

4.21 ACCOUNTS PAYABLE. The accounts payable specified on the Company Balance Sheet do, and those specified on the books of the Company at the time of the Closing will, specify all amounts owed by the Company in respect of trade accounts due and other Payables, and the actual Liabilities of the Company in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of the Company, as the case may be.

4.22 LABOR MATTERS. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Company, threatened, among the Company and any of its employees.

4.23 ENVIRONMENTAL MATTERS RE: TITLE TO AND UTILIZATION OF REAL PROPERTIES. The Company owns no real property. The Company is not subject to any Liability resulting from or related to any hazardous wastes, substances, contaminants or matters of environmental concern.

4.24 FULL DISCLOSURE. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Company to EYI pursuant to this Agreement, including, but not limited to, the Company Disclosure Document, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.

4.25 EVALUATION OF RISKS. The Company has such knowledge and experience in business and financial matters that the Company is capable of evaluating EYI and the activities thereof, the risks and merits of the Transaction and of making an informed decision relating thereto; and the Company is not utilizing any other person regarding the evaluation of those risks and merits.


                                   ARTICLES V
                                COVENANTS OF EYI

5.1 ACCESS AND INFORMATION. EYI shall afford to the Company and to the Company's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of EYI's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, EYI shall furnish promptly to the Company (i) all written communications to its directors or to its shareholders generally, (ii) internal monthly financial statements when and as available, and (iii) all other information concerning its business, properties, and personnel as the Company may request, but no investigation pursuant to this section shall affect any representations or warranties of EYI, or the conditions to the obligations of the Company to consummate the Transaction. In the event of the termination of this Agreement, EYI will, and will cause its representatives to, deliver to the Company or destroy all documents, work papers, and other material, and all copies thereof, obtained by EYI or on its behalf from the Company as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and EYI will hold in confidence all confidential information, that has been designated as such by the Company in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. EYI and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the business of the Company.

5.3 COOPERATION. EYI shall cooperate with the Company and its counsel, accountants and agents in every way in consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Company.

5.4 NO SOLICITATION. EYI, and those acting on behalf of any of EYI will not, and EYI will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker), directly or indirectly, not to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than the Company and the Company's officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving EYI or division of EYI or any sale of any of its capital stock or division of EYI. EYI will notify the Company immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit EYI providing information to other persons in a manner in keeping with the ordinary conduct of EYI's business, or providing information to government authorities.

5.5 CONDUCT OF BUSINESS PENDING THE CLOSING OF THE TRANSACTION. EYI covenants and agrees with the Company that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Company shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, EYI will comply with each of the following:

(1) The business of EYI shall be conducted only in the ordinary and usual course and EYI shall use reasonable efforts to use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with EYI, and EYI shall immediately notify the Company of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, EYI.

(2) EYI shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of EYI's assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of EYI's property, or as specifically provided for or permitted in this Agreement.

(3) EYI shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.

(4) EYI will properly and promptly file when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by EYI, and will pay, or make full and adequate provisions for the payment of, all taxes and governmental charges due from or payable by EYI.

(5) EYI will comply with all laws and regulations applicable to EYI and EYI's operations.

5.6 EXPENSES. Whether or not the Transaction is consummated, all costs and expenses incurred by EYI in connection with this Agreement and the Transaction shall be paid by EYI.

5.7 PUBLICITY. Prior to the Closing any written news releases by EYI pertaining to this Agreement or the Transaction shall be submitted to the Company for review and approval prior to release by EYI, and shall be released only in a form approved by the Company; provided, however, that such review and approval shall not be required of releases by EYI if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

5.8 UPDATING OF DISCLOSURE DOCUMENT. EYI shall notify the Company of any changes, additions or events which may cause any change in or addition to the EYI Disclosure Document, promptly after the occurrence of the same and at the Closing. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Company specifically agrees thereto in writing nor shall any such notification be considered to constitute or result in a waiver by the Company of any condition set forth in this Agreement.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

6.1 AFFIRMATIVE COVENANTS. From the date hereof through the Closing Date, the Company will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of EYI in this Agreement are and remain true and accurate and that the covenants and agreements of EYI in this Agreement are performed and that the conditions to the obligations of the Company set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of the Company to satisfy their fiduciary obligations.

6.2 ACCESS AND INFORMATION. The Company shall afford to EYI and to EYI's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, the Company shall furnish promptly to EYI (i) all written communications to its directors or to its shareholders generally, (ii) internal monthly financial statements when and as available, and (iii) all other information concerning its business, properties, and personnel as EYI may request, but no investigation pursuant to this section shall affect any representations or warranties of the Company, or the conditions to the obligations of EYI to consummate the Transaction specified in this Agreement. In the event of the termination of this Agreement, the Company will, and will cause its representatives to, deliver to EYI or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Company or on its behalf from EYI as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and the Company will hold in confidence all confidential information, that has been designated as such by EYI in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. The Company and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the business of EYI.

6.3 COOPERATION. The Company shall cooperate with EYI and its counsel, accountants and agents in every way in consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to EYI.

6.4 NO SOLICITATION. The Company, and those acting on behalf of any of the Company will not, and the Company will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than EYI and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving the Company or division of the Company or any sale of any of its capital stock or division of the Company. The Company will notify EYI immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit the Company from providing information to others in a manner in keeping with the ordinary conduct of the Company's business, or providing information to government authorities.

6.5 CONDUCT OF BUSINESS PENDING THE CLOSING OF THE TRANSACTION. The Company covenants and agrees with EYI that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless EYI shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, the Company will comply with each of the following:

(1) The business of the Company shall be conducted only in the ordinary and usual course, it shall use reasonable efforts to use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with the Company and the Company shall immediately notify EYI of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Company.

(2) The Company shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Company's assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the Company's property, or as specifically provided for or permitted in this Agreement.

(3) The Company shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.

(4) The Company will properly and promptly file when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by the Company, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Company.

(5) The Company will comply with all laws and regulations applicable to the Company and the Company's operations.

6.6 EXPENSES. Whether or not the Transaction in consummated, all costs and expenses incurred by the Company in connection with this Agreement and the Transaction shall be paid by the Company.

6.7 PUBLICITY. Prior to the Closing, any written news releases by the Company pertaining to this Agreement or the Transaction shall be submitted to EYI for review and approval prior to release by the Company, and shall be released only in a form approved by EYI; provided, however, that (i) such approval shall not be unreasonably withheld and (ii) such review and approval shall not be required of releases by the Company, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.

6.8 UPDATING OF DISCLOSURE DOCUMENT. The Company shall notify EYI of any changes, additions, or events, which may cause any change in or addition to the Company Disclosure Document promptly after the occurrence of the same and again at the Closing. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless EYI specifically agrees thereto in writing nor shall any such modification be considered to constitute or result in a waiver by EYI of any condition specified in this Agreement.

6.9 FORM D; BLUE SKY LAWS. The Company shall file with the SEC a Notice of Sale on Form D with respect to the Consideration, as required pursuant to Regulation
D. The Company shall take such action as the Company shall reasonably determine is necessary to obtain an exemption for the Consideration for issuance to Jay Sargeant pursuant to applicable state securities or "Blue Sky" laws.

6.10 TRANSFER RESTRICTIONS. If Jay Sargeant should decide to dispose of any of the Consideration, the Company will inform him that he may do so only pursuant to an effective registration statement pursuant to the Securities Act (such as an SB-2) of the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Consideration, other than pursuant to an effective registration statement filed by the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities pursuant to the Securities Act, which opinion shall be delivered by counsel for the Company.

There shall be imprinted, during such time as is required, of the following legend on the certificated evidencing and representing the Consideration:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN

RELIANCE UPON EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                   ARTICLE VII
                              CONDITIONS TO CLOSING

7.1 CONDITIONS TO OBLIGATION OF EYI. The obligation of EYI to close and effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless EYI shall waive such fulfillment in writing:

(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction.

(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court, which prohibits the consummation of the Transaction.

(3) The Company shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

(4) No material adverse change shall, in the judgment of EYI, have taken place in the business condition (financial or otherwise), operations, or prospects of the Company since the date of this Agreement other than those, if any, that result from the changes permitted by this Agreement.

(5) The representations and warranties of the Company set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the judgment of EYI, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Company, as of the Closing, as if made as of the Closing.

7.2 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to close and effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Company shall waive such fulfillment in writing:

(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors required by law to consummate the Transaction.

(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority, which prohibits the consummation of the Transaction.

(3) EYI shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

(4) No material adverse change shall, in the judgment of EYI, have taken place in the business condition (financial or otherwise), operations, or prospects of EYI since the date of this Agreement other than those, if any, that result from the changes permitted by this Agreement.

(5) The representations and warranties of EYI set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of EYI, as of the Closing Date as if made as of the Closing Date.


                                  ARTICLE VIII
                                  SHAREHOLDERS

8.1 MEETING OR WRITTEN CONSENT OF SHAREHOLDERS. Each party hereto agrees that, as soon as practicable after the execution of this Agreement, it will commence activities toward convening a meeting of its shareholders to vote upon the approval by such shareholders of the Transaction; or, in the alternative, if authorized by that party's charter documents and By-laws, solicit the written consent of its shareholders to the Transaction.

8.2 NON REGISTRATION OF SUBJECT SHARES. Jay Sargeant understands and acknowledges that the Consideration will be issued without registration in a transaction not involving a public offering and that such transaction is exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.

8.3 INVESTMENT REPRESENTATION. Jay Sargeant represents, warrants, and confirms to the Company that he (i) is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated pursuant to the Securities Act, and such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an acquisition of the Consideration; (ii) is aware of the restriction regarding resale imposed upon the Consideration because of the nature of the Transaction; and (iii) will receive and accept at the Closing the Consideration for investment, and without any intention to sell, transfer, or otherwise distribute the Consideration acquired by him in any manner that is in violation of the Securities Act. The certificate evidencing and representing the Consideration, when delivered to Jay Sargeant, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for the Company and will have placed upon such certificate the legend specified by the provisions of Section 6.10 of this Agreement. Jay Sargeant agrees not to attempt any transfer of any of the Consideration without first complying with the substance of that legend and agrees that satisfaction of the Company may, if the Company, in its discretion, so requests, depend in part upon (i) an opinion of counsel acceptable in form and substance to the Company, (ii) a no-action letter of the SEC, or (iii) equivalent evidence.


                                   ARTICLE IX
                                   TERMINATION

9.1 TERMINATION. This Agreement and the Transaction may be terminated at any time prior to the Closing, whether before or after any approval by shareholders:

(1) By mutual consent of EYI and the Company; or

(2) By either EYI or the Company, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of EYI, as specified in Section 7.1 of this Agreement, or, in the case of the Company, as provided in Section 7.2 of this Agreement, were not, or cannot reasonably be, satisfied on the Closing Date, unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.


                                    ARTICLE X
                               GENERAL PROVISIONS

10.1. NOTICES. Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by (a) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided, by mail; (b) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified, below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:

If to the Company: Burrard Capital, Inc.
                   c/o Thomas Pressello
                   1502-543 Granville Street
                   Vancouver, British Columbia V6C 1X8
                   Facsimile: 604.697.0686

If to EYI:         Essentially Yours Industries, Inc.
                   c/o Jay Sargeant
                   3334 Military Avenue
                   Los Angeles, California 90034
                   Facsimile: 310.268.1128

10.2. RECOVERY OF ENFORCEMENT COSTS. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party shall be entitled to receive from each losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

10.3. ASSIGNMENT. No party shall have the right, without the consent of the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

10.4. CAPTIONS AND INTERPRETATIONS. Captions of the articles and sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

10.5. ENTIRE AGREEMENT. This Agreement and the respective Disclosure Documents are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement and the respective Disclosure Documents supersede all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. In the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the respective Disclosure Documents, the provisions of this Agreement shall prevail and control in all instances.

10.6 WAIVER AND MODIFICATION. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

10.7 FURTHER ASSURANCES. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

10.8 DE MINIMIS CLAIMS. No party shall bring any action against any other party hereto with respect to the subject matter hereof unless the aggregate amount of all claims so brought in relation to the subject matter of this Agreement exceeds Fifty Thousand Dollars ($50,000.00) provided, however, that the foregoing shall not prevent or preclude actions seeking injunctive or other equitable forms of relief.

10.9 NUMBER AND GENDER. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa, and the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity, whether active or passive.

10.10 SUCCESSORS AND ASSIGNS. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

10.11 THIRD PARTY BENEFICIARIES. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

10.12 SEVERABILITY. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion, which, for any reason, may be hereafter determined to be invalid.

10.13 GOVERNMENTAL RULES AND REGULATIONS. The Transaction is and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the Transaction.

10.14 EXECUTION IN COUNTERPARTS. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement, which is not otherwise separable or divisible.

10.15 RESERVATION OF RIGHTS. The failure of any party at any time or times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect of diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type.

10.16 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement. The covenants, representations, and warranties of the Company and EYI are made only to and for the benefit of the other and shall not create or vest rights in other persons.

10.17 CONCURRENT REMEDIES. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. the termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

10.18 GOVERNING LAW. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Nevada, without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the State of Nevada. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the State of Nevada, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any local, state or federal court located within the State of Nevada and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

10.19 FORCE MAJEURE. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this Agreement shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

10.20 CONSENT TO AGREEMENT. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

Essentially Yours Industries, Inc.,       Burrard Capital, Inc.,
a Nevada corporation                            a Nevada corporation



By:  /s/ Jay Sargeant                           By:  /s/ Thomas Pressello
   -----------------------------------             -----------------------------
Its: President                                  Its: President



By:                                             By:  /s/ Thomas Pressello
   -----------------------------------             -----------------------------
Its: Secretary                                  Its: Secretary



           /s/ JAY SARGEANT
--------------------------------------
               Jay Sargeant

                             Burrard Capital, Inc.,
                              a Nevada corporation
                               Disclosure Document

Regarding that certain Merger Agreement Plan Reorganization between and among Burrard Capital, Inc., a Nevada corporation ("Company"); EssentiallyYours Industries, Inc., a Nevada corporation ("EYI"); and Jay Sargeant made and entered into in duplicate effective the 28th day of June, 2002 ("Agreement"), The Company hereby discloses to EYI the following.

The numbers of the paragraphs specified in this Disclosure Document are intended to, and shall, correspond with the sections of the Agreement with the same numbers.

4.15  Nothing to disclose

4.20  Nothing to disclose

The undersigned, Thomas Pressello, is the President and sole director of Burrard Capital, Inc. hereby declares under penalty of perjury that the information specified in this Disclosure Document is complete, true, and correct.

Dated as of June 30, 2002


/s/ Thomas Pressello
--------------------------------
Thomas Pressello

                       Essentially Yours Industries, Inc.,
                              a Nevada corporation
                               Disclosure Document

Regarding that certain Merger Agreement Plan Reorganization between and among Burrard Capital, Inc., a Nevada corporation ("Company"); Essentially Yours Industries, Inc., a Nevada corporation ("EYI"); and Jay Sargeant made and entered into in duplicate effective the 28th day of June, 2002 ("Agreement"), EYI hereby discloses to the Company the following.

The numbers of the paragraphs specified in this Disclosure Document are intended to, and shall, correspond with the sections of the Agreement with the same numbers.

3.2.    Nothing to disclose.

3.4. EYI contemplates that there will be a distribution agreement by and among EYI and Nurti-Diem, Inc.("NDI") and that EYI shall obtain the written consent of NDI to the Transaction.

3.15    Nothing to disclose.

3.20

        1.  Distribution Agreement with NDI dated June 30, 2002.

        2. Transfer/Assignment Agreement with Essentially Yours Industries Corp. ("Corp") regarding IDA contracts and other contracts relating to the sales/marketing activities dated June 30, 2002.

        3.  A license of intellectual property with Corp dated June 30, 2002.

        4. An agency appointment agreement regarding the sale of Corp's inventory dated June 30, 2002.

        5. An Acknowledgment of Adjustments Agreement by and among EYI and Corp dated June 30, 2002.

        6. A Management Services Agreement by and among EYI and Corp dated June 30, 2002.

        7. A Management Services Agreement by and among EYI and 642706BC Ltd. dated June 30, 2002.

        8. Client marketing agreement with Source, a division of Premier Lifestyles International Corporation, dated January 1, 2002.

        9.  A Oxy-Up license agreement with Evanschung, LLC, dated June 1, 2002.

        10. A business premises Lease with HQ International-Nevada for the 12 month-period being June 1, 2002.

        11. Software and professional services agreement with the JIA, Inc. dated June 10, 2002.

3.24 Nothing to disclose

The undersigned, Jay Sargeant, and Barry LaRose, the President and Secretary, respectfully, of EYI hereby declare under penalty of perjury that the information specified in this Disclosure Document is complete, true, and correct.

Dated as of June 30, 2002


/s/ Jay Sargeant
-----------------------------
President

/s/ Barry LaRose
-----------------------------
Secretary






                                       2